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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan of Molecular Devices Corporation of our report dated January 23, 2001, with respect to the consolidated financial statements and schedule of Molecular Devices Corporation included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP
Palo Alto, California
June 11, 2001